                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                  CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 Amendment No. 1

                                  June 24, 1998
                Date of Report (Date of Earliest event reported)

                      Arrhythmia Research Technology, Inc.
            (Exact name of registrant as specified in its charter)

        Delaware                           1-9731                72-0925679
(State of other jurisdiction            (Commission            (IRS Employer
     of incorporation)                  File Number)        (Identification No.)

                       5910 Courtyard Drive, Suite 300
                            Austin, Texas 78731
                   (Address of Principal executive offices)

                               (512) 343-6912
              (Registrant's telephone number, including area code)

                                      N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

      (i) Coopers & Lybrand L.L.P. has resigned as the registrant's certifying accountant.

      (ii) The principal accountant's report on the financial statements for neither of the past two years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

      (iii) The Board of Directors had made a decision in April 1998 to retain a new certifying accountant. In its response, dated July 1, 1998, PricewaterhouseCoopers LLP stated that it was unable to verify the Board's actions in April 1998. In connection with the preparation of the filing of the registrant's 10Q for the quarter ended March 31, 1998. The former accountant requested copies of all minutes for the relevant quarter. The minutes of the April 1998 meeting were not provided to the former accountants because the individual responsible for keeping the minutes was out of the office and the individual who provided access to the minutes was unaware of the existence of the April 1998 minutes.

      (iv) During the registrant's two most recent fiscal years and any subsequent interim period preceding the resignation of registrant's former accountant, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its report.

      (v) During the registrant's two most recent fiscal years and any subsequent interim period preceding the resignation of registrant's former accountant, there were no events (even though the registrant and the former accountant did not express a difference of opinion regarding the event) listed in paragraphs (a)(2)(v)(A) through (D) of Item 304 of Regulation S-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      Exhibit 1. Letter, dated July 1, 1998, to Securities and Exchange Commission from PriceWaterhouseCoopers LLP.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

Date:  July 10, 1998                   By: /s/ Sidney M. Barbanel
                                           -------------------------------------
                                           Sidney M. Barbanel, President


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